Subsidiaries of the Company

1st Tier

  ManTech Command Control Systems Corporation, a Virginia corporation
  ManTech MSM Security Services, Inc., a Maryland corporation
  ManTech CTX Corporation, a Virginia corporation
  ManTech Integrated Data Systems Corporation, a Virginia corporation
  ManTech Aegis Research Corporation, a Delaware corporation
  ManTech Solutions & Technologies Corporation, a Virginia corporation
  ManTech Systems Engineering Corporation, a Virginia corporation
  ManTech Environmental Corporation, a Virginia corporation
  Science, Engineering and Analysis, Incorporated, a Virginia corporation
  ManTech Support Technology, Inc., a Virginia corporation
  NSI Technology Services Corporation, a California corporation
  ManTech Advanced Systems International, Inc., a Virginia corporation
  ManTech Telecommunications and Information Systems Corporation, a Delaware corporation
  ManTech Europe Systems Corporation, a Virginia corporation
  ManTech Australia Pty. Ltd., a corporation organized and existing under the laws of the Commonwealth of Australia
  ManTech Australia International, Inc., a Virginia corporation
  ManTech U.K. Systems Corporation, a Virginia corporation
  ManTech Advanced Development Group, Inc., a California corporation

2nd Tier

  Technology Management Corporation, a Virginia corporation
  ManTech Solutions Corporation, a Virginia corporation
  ManTech Systems Corporation, a New Jersey corporation
  ManTech Systems Solutions Corporation, a Virginia corporation
  ManTech Environmental Technology, Inc., a Virginia corporation
  MASI U.K. Limited, a corporation organized and existing under the laws of the United Kingdom
  Field Support Services Muhendislik Ltd. Sti., a corporation organized and existing under the laws of Turkey
  Redesmundial, S.A., a corporation organized and existing under the laws of the Republic of Panama
  Praxa Limited, a corporation organized and existing under the laws of the New Zealand
  ManTech Europe, Ltd., a corporation organized and existing under the laws of the United Kingdom
  ManTech Test Systems, Inc., a Virginia corporation
  ManTech Enterprise Solutions, Inc., a Virginia corporation
  ManTech Investigative Services, Inc., a Virginia corporation

3rd Tier

  ManTech Environmental Research Services Corp., a Virginia corporation
  NSI Environmental Solutions, Inc., a Virginia corporation
  ManTech Advanced Recognition Limited, a corporation organized and existing under the laws of the United Kingdom
  ManTech Database Services Europe Limited, a corporation organized and existing under the laws of the United Kingdom